[Restatement of Peter Graf's
                   Schedule 13D filed on July 21, 1995]


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 SCHEDULE 13D

                  Under the Securities Exchange Act of 1934

                         PhoneTel Technologies, Inc.
                               (Name of Issuer)

                         Common Stock, $.01 par value
                        Common Stock Purchase Warrants
                          Expiring December 31, 1997
                     (See Introductory Statement Hereto)
                        (Title of Class of Securities)

                                 719 21 H 109
                                (CUSIP Number)

                                Mr. Peter Graf
                              6 East 43rd Street
                           New York, New York 10017
                                (212) 972-3333
                     (Name, Address and Telephone Number
                           of Person Authorized to
                     Receive Notices and Communications)

              (May 12, 1995; See Introductory Statement Hereto)
                     (Date of Event which Requires Filing
                              of this Statement)

          If the filing person has previously filed a statement on
          Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ]

          Check the following box if a fee is being paid with the statement. [ ]


                                 SCHEDULE 13D

          CUSIP No. 719 21 H 109

          (1)  NAMES OF REPORTING PERSONS
                S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS
                    Peter Graf

          (2)  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:
                                                            (a) ( )
                                                            (b) ( )

          (3)  SEC USE ONLY


          (4)  SOURCE OF FUNDS*
                    PF

          (5)  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
               REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)
                                                                (  )

          (6)  CITIZENSHIP OR PLACE OF ORGANIZATION
                    United States of America

                                          (7)  SOLE VOTING POWER
                  NUMBER OF                       630,929
                   SHARES
                BENEFICIALLY              (8)  SHARED VOTING POWER
                  OWNED BY                           0
                    EACH
                 REPORTING                (9)  SOLE DISPOSITIVE POWER
                   PERSON                         630,929
                    WITH
                   POWER                 (10)  SHARED DISPOSITIVE
                                                     0

          (11) AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH
               REPORTING PERSON
                       630,929

          (12) CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN SHARES*
                                                             (  )


          (13) PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11
                        5.9%

          (14) TYPE OF REPORTING PERSON*
                      IN

                    *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.



          Introductory Statement

               This statement constitutes the filing of an original
          Schedule 13D statement pursuant to Section 13d-1(a) under the Securities Exchange Act of 1934 on behalf of Peter Graf, an individual ("Graf"), as the reporting person hereunder.

          Item 1.   Security and Issuer.

               The class of securities to which this Statement relates is the (i) Common Stock, $.01 par value (the "Common Stock"), and (ii) certain Common Stock Purchase Warrants (the "Warrants") expiring December 31, 1997, each such warrant to purchase a share of the Issuer's Common Stock at $1.00 per share of PhoneTel Technologies, Inc., a corporation organized under the laws of the State of Ohio (the "Issuer").

               Of the 630,929 shares of Common Stock beneficially owned by Graf, (i) 199,401 shares are issuable upon the exercise of the Warrants. The Warrants are not registered pursuant to the Securities Act of 1934, as amended.

               The Issuer's principal executive offices are located at 1127 Euclid Avenue, 650 Statler Office Tower,
          Cleveland, Ohio  44115.

          Item 2.   Identity and Background.

               (a)  Name:  Peter Graf

               (b)  Residence or business address:

                    Joseph Graf & Co.
                    6 East 43rd Street
                    New York, New York  10017

               (c) Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted:

                    Graf is a certified public accountant and lawyer and is currently the managing partner of Joseph Graf & Co.

               (d)-(e)   Graf has not, during the last five years,
          (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violation of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violations with respect to such laws.

               (f)  Citizenship:  United States of America.

          Item 3.   Source and Amount of Funds or Other Consideration.

               The Common Stock reported herein as having been acquired by Graf consists of 182,735 shares which Graf has the right to acquire prior to December 31, 1997 pursuant to a Loan Agreement dated December 29, 1993, associated Promissory Note dated January 5, 1994 (the "Original Agreements") and subsequent amendment to said Loan Agreement and Promissory Note (the "Amended Agreements"). A copy of the Original Agreements and Amended Agreements are attached hereto as Exhibits and incorporated herein by reference.

               Pursuant to said agreements, Graf loaned PhoneTel $180,000 over a six month period with interest payable annually at 8.0%. As additional consideration for entering into the Original Agreements, on January 5, 1994 Graf was granted the right to purchase 28,235 shares of Common Stock. The maturity date was subsequently extended pursuant to the terms of the Amended Agreements in consideration of the issuance of additional warrants totaling 154,500. As additional consideration, Graf was granted a reduction in the exercise price of all Warrants previously issued to $1.00. On May 8, 1995 the principal balance and accrued interest due Graf pursuant to the Original and Amended Agreements was converted into Common Stock at a per share price of $.85. As consideration for the debt conversion, Graf was granted 16,666 Warrants to purchase Common Stock at an exercise price of $1.00 which expire on December 31, 1997.

               Graf purchased 262,500 shares of Common Stock from the Issuer on May 4, 1995 for aggregate cash consideration of $210,000. On May 12, 1995 Graf purchased 62,500 shares of

               Common Stock from the Issuer for aggregate cash consideration of $50,000. On May 23 and May 24, 1995 Graf purchased 20,000 shares of Common Stock in an open market transaction for aggregate cash consideration of $18,750.00.

               All funds used to purchase securities of the Issuer held by Graf were his own personal funds. No amount of such funds were borrowed or otherwise procured from other sources. Graf anticipates that any funds used to purchase securities upon the exercise of the Warrants will be personal funds and will not be borrowed or procured from other sources.

               A summary of the securities issued to Graf are set forth below.

                                 Common Stock    Price Per  Aggregate
          Date of Transaction  Number of Shares    Share     Price

             5/04/95            262,500           $.80      $210,000
             5/08/95             86,528           $.85      $ 73,549
             5/12/95             62,500           $.80      $ 50,000
             5/23/95             10,000           $.9375    $  9,375
             5/24/95             10,000           $.9375    $  9,375

                           Common Stock Purchase Warrants

                           Date of Transaction    Number Issued
                             01/05/94               28,235
                             07/05/94               60,000
                             10/28/94               60,000
                             02/24/95               17,250
                             03/09/95                5,750
                             04/10/95                5,750
                             05/09/95                5,750
                             05/10/95               16,666

          Item 4.   Purpose of Transaction.

               Graf has acquired the securities of the Issuer referred to in Item 3 above for the purpose of investment.

               Subject to the matters referred to below, Graf may maintain his investment at its current level, acquire additional securities of the Issuer or sell all or a part of his investment. In any such case, the decision by Graf would depend upon a continuing evaluation of the Issuer's business, prospect and financial condition, the market for the securities, other investment opportunities available to him, general economic conditions, stock market conditions, availability of funds and other factors and future developments that he may deem relevant from time to time. Any acquisition or disposition of securities of the Issuer by Graf may be effected through open market or privately negotiated transactions, or otherwise.

               Except to the extent set forth above, or in any other Item hereof, Graf does not have any present plans or proposals that would result in any of the actions required to be described in Item 4 of Schedule 13D.

          Item 5.   Interest in Securities of the Issuer.

               (a) The information set forth in this Item 5(a) is given as of July 6, 1995. According to the information provided by the Issuer, Graf believes that, as of July 6, 1995 there were 10,391,585 shares of the Issuer's Common Stock outstanding. Graf beneficially owns an aggregate of 630,929 shares of Common Stock (199,401 of such shares are issuable upon the exercise of the Warrants); representing 5.9% of the outstanding shares of the Common Stock.

               (b) Graf has sole power to vote or to direct the vote and to dispose or to direct the disposition of the securities of the Issuer of which he beneficially owns.

               (c) Item 3 hereof set forth certain information with respect to transactions by Graf in the securities of the Issuer during the past 60 days, which information is incorporated herein by reference. Except as set forth in
          Item 3, no transactions in the securities of the Issuer have been effected by Graf during the past 60 days.

               (d)  Not applicable.

               (e)  Not applicable.

          Item 6. Contracts, Understandings or Relationships with Respect to Securities of the Issuer.

                    Except as described in the Warrant Agreements referred to hereinabove, Graf does not have any contracts, arrangements, understandings or relationships with any person with respect to any securities of the Issuer. A copy of the Warrant Agreements are attached hereto as Exhibits and incorporated herein by reference.

                                  Signature

               After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

          Dated:  July 21, 1995

                                             s/s Peter Graf
                                                 Peter Graf


                                 Exhibit Index

          Exhibit No.            Exhibit Name

          1              Promissory Note dated January 5, 1994          10
                         between PhoneTel Technologies, Inc. and
                         Peter Graf

          2              Loan Agreement dated December 29, 1993         12
                         between PhoneTel Technologies, Inc. and
                         various lenders

          3              Amended Loan Agreement dated                   26
                         February 23, 1995 between PhoneTel
                         Technologies, Inc. and various lenders

          4              Warrant to Purchase Common Stock of            29
                         PhoneTel Technologies, Inc. and Peter Graf dated January 5, 1994 together with Amendment thereto dated March, 1995

          5              Warrant to Purchase Common Stock of            39
                         PhoneTel Technologies, Inc. and Peter Graf dated July 5, 1994 together with Amendment thereto dated March, 1995

          6              Warrant to Purchase Common Stock of            50
                         PhoneTel Technologies, Inc. and Peter Graf dated October 28, 1994 together with Amendment thereto dated March, 1995

          7              Warrant to Purchase Common Stock of            60
                         PhoneTel Technologies, Inc. and Peter Graf dated February 24, 1995

          8              Warrant to Purchase Common Stock of            68
                         PhoneTel Technologies, Inc. and Peter Graf dated March 9, 1995

          9              Warrant to Purchase Common Stock of            76
                         PhoneTel Technologies, Inc. and Peter Graf dated April 10, 1995

          10             Warrant to Purchase Common Stock of            84
                         PhoneTel Technologies, Inc. and Peter Graf dated May 9, 1995

          11             Warrant to Purchase Common Stock of            92
                         PhoneTel Technologies, Inc. and Peter Graf dated May 10, 1995